Exhibit 99.4

WYNDHAM HOTELS & RESORTS DEBUTS AS INDEPENDENT PUBLIC COMPANY

Completes Spin-Off from Wyndham Worldwide

PARSIPPANY, N.J., June 1, 2018 — Wyndham Hotels & Resorts, Inc. (NYSE: WH) today announced the completion of its spin-off from Wyndham Worldwide Corporation, which has been renamed Wyndham Destinations, Inc. (NYSE: WYND).  Wyndham Hotels & Resorts is the world’s largest hotel franchisor and a leading provider of hotel management services, with a portfolio of 20 well-recognized lodging brands and nearly 9,000 franchised hotels in more than 80 countries.

“We’re thrilled to begin a new era in which we will continue to build upon our powerful asset-light and fee-based business model that is driven by an exceptional portfolio of market-leading economy and midscale brands,” said Geoff Ballotti, chief executive officer of Wyndham Hotels & Resorts.  “As the world’s largest hotel franchisor with a proven ability to create value through acquisitions and organic growth, we will focus on strengthening our industry-leading loyalty and technology platforms to drive more direct distribution to our owners and franchisees at a lower cost, while serving everyday travelers exceptionally well.”

As previously announced, Wyndham Worldwide common stockholders received one share of Wyndham Hotels & Resorts common stock for each share of Wyndham Worldwide common stock held on May 18, 2018, the record date.  Following the spin-off, Wyndham Hotels & Resorts has approximately 100 million shares outstanding.

ABOUT WYNDHAM HOTELS & RESORTS

Wyndham Hotels & Resorts (NYSE: WH) is the largest hotel franchising company in the world, with nearly 9,000 hotels across more than 80 countries on six continents.  Through its network of approximately 790,000 rooms appealing to the everyday traveler, Wyndham commands a leading presence in both the economy and midscale segments of the lodging industry.  The Company operates a portfolio of 20 hotel brands, including Super 8®, Days Inn®, Ramada®, Microtel Inn & Suites®, La Quinta®, Wingate®, AmericInn®, Hawthorn Suites®, The Trademark Collection® and Wyndham®.  Wyndham Hotels & Resorts is also a leading provider of hotel management services, with more than 400 properties under management.  The Company’s award-winning Wyndham Rewards® loyalty program offers more than 56 million enrolled members the opportunity to redeem points at thousands of hotels, condominiums and holiday homes globally.  For more information, visit www.wyndhamhotels.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are those that convey management’s expectations as to the future based on plans, estimates and projections at the time Wyndham Hotels & Resorts makes the statements and may be identified by words such as “will,” “expect,” “believe,” “plan,” “anticipate,” “intend,” “goal,” “future,” “guidance,” “estimate” and similar words or expressions, including the negative version of such words and expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Wyndham Hotels & Resorts to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements contained in this press release include statements related to Wyndham Hotels & Resorts’ current views and expectations with respect to Wyndham Hotels & Resorts’ future performance and operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  Factors that could cause actual results to differ materially from those in the forward-looking statements include without limitation general economic conditions, the performance of the financial and credit markets, Wyndham Hotels & Resorts’ ability to obtain financing, Wyndham Hotels & Resorts’ post-closing credit obligations as result of the sale of Wyndham Worldwide’s European vacation rentals business, the economic environment for the hospitality industry, the impact of war, terrorist activity or political strife, operating risks associated with the hotel business, unanticipated developments related to the impact of the spin-off on Wyndham Hotels & Resorts’ relationships with its customers, suppliers, employees and others with whom it has relationships, uncertainties related to Wyndham Hotels & Resorts’ ability to realize the anticipated benefits of the La Quinta acquisition, uncertainties related to Wyndham Hotels & Resorts’ ability to realize the anticipated benefits of the spin-off, as well as those factors described in Wyndham Hotels & Resorts’ Registration Statement on Form 10, filed with the SEC on March 19, 2018, as amended, and in Wyndham Hotels & Resorts’ subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Wyndham Hotels & Resorts undertakes no obligation to publicly update or revise any forward-looking statements, subsequent events or otherwise.

CONTACTS

Investors:

Matt Capuzzi
Vice President, Investor Relations
973 753-6453
Matthew.Capuzzi@wyndham.com

Media:

Nadeen N. Ayala
Senior Vice President, Global Communications
973 753-8054
Nadeen.Ayala@wyndham.com

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